                                                             Exhibit 21.1


                   SUBSIDIARIES OF THE REGISTRANT
                       (as of March 1, 2000)


Allegiant Bank                                           Missouri
      Allegiant Investment Company                       Delaware
            Allegiant Real Estate Investment Trust       Delaware

Allegiant Insurance Services Co.                         Missouri

Kratky Road, Inc.                                        Missouri

Allegiant Capital Trust I                                Delaware